                                                                     EXHIBIT 4.3
                           NOTE PURCHASE AGREEMENT

                                    BETWEEN

                             SILVERADO FOODS, INC.

                                      AND

                       ---------------------------------


                           ______________ ___, 1996





                             NOTE PURCHASE AGREEMENT
                             -----------------------


         This Note Purchase Agreement (this "Agreement") is entered into as of this _____ day of ___________, 1996, by and between Silverado Foods, Inc., an Oklahoma corporation (the "Company"), and ________________________ (the "Purchaser").

         WITNESSETH:

         WHEREAS, the Company desires to obtain funds from the Purchaser in order to further its business operations; and

         WHEREAS, in order to obtain such funds, the Company desires to sell and issue to the Purchaser a 9% Convertible Subordinated Note of the Company in the principal amount of $___________ (the "Note").

         NOW, THEREFORE, in consideration of the premises and in consideration of the agreements and benefits set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:


         SECTION 1. PURCHASE AND SALE OF NOTES.
                    --------------------------

         1.1 Sale of the Note. Subject to the terms and conditions herein
             ----------------
stated, the Company agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as hereinafter defined), and the Purchaser agrees to purchase from the Company on the Closing Date, the Note.

         1.2 Terms. The Note shall have the payment terms, interest rate,
             -----
seniority and other rights, terms and conditions as provided in the form of the Note attached hereto as Exhibit A.

         1.3 Purchase Price. In full consideration for the purchase by the
             --------------
Purchaser of the Note, the Purchaser shall pay to the Company at Closing the amount of _______________________________ ($__________) by wire transfer or cashier's check.

         1.4 Closing. The sale referred to in Section 1.1 of this Agreement
             -------
shall take place at 10:00 a.m. at the offices of the Company in Tulsa, Oklahoma, on ___________ ___, 1996, or at such other time or place as the parties hereto shall by written instrument designate. Such sale is referred to herein as the "Closing" and the time and date thereof are herein referred to as the "Closing Date".

         SECTION 2. AGREEMENTS AND CLOSING DELIVERIES.
                    ---------------------------------

         2.1 Execution of Additional Agreements. The Company and the Purchaser,
             ----------------------------------
to the extent applicable, agree to execute or cause to be executed and delivered at Closing, the following:

               (a) Note. The Company shall execute and deliver the Note
                   ----
         subscribed for hereby dated the date of Closing.

               (b) Registration Rights Agreement. The Company and the Purchaser
                   -----------------------------
         agree to execute and deliver or cause to be executed and delivered at Closing a Registration Rights Agreement (the "Registration Rights Agreement") in form substantially identical to that attached hereto as Exhibit B.
         ---------

         2.2 Additional Closing Deliveries. At the Closing, the Company will
             -----------------------------
execute and deliver or cause to be executed and delivered all documents, agreements and instruments otherwise required hereby, and such other certificates and documents as the Purchaser shall have reasonably requested.

         SECTION 3. PURCHASER'S CONDITIONS TO CLOSING. The obligations of the
                    ---------------------------------
Purchaser to consummate the Closing hereunder and to purchase the Note shall be subject to the satisfaction of the following conditions precedent at or before the Closing.

         3.1   No Event of Default. On the date of the Closing, no default or
               -------------------
Event of Default (as defined in the Note) shall have occurred and be continuing.

         3.2   Documents and Proceedings. All documents and instruments to be
               -------------------------
delivered by the Company at Closing in accordance with Section 2 and all
                                                       ---------
corporate and other proceedings of the Company in connection with this transaction shall have been so delivered and performed and shall be satisfactory to the Purchaser and its counsel.

         3.3   Performance of Agreement. The Company shall have performed all of
               ------------------------
its covenants and obligations under this Agreement.

         3.4   Representations and Warranties Correct. The representations and
               --------------------------------------
warranties of the Company contained in Section 5 of this Agreement shall be true
                                       ---------
and correct in all material respects when made and shall be deemed repeated at and as of the Closing.


         SECTION 4.  COMPANY CONDITIONS TO CLOSING. The obligations of the
                     -----------------------------
Company to consummate the Closing hereunder and sell the Note shall be subject to the satisfaction of the following conditions precedent at or before the Closing.

         4.1   Performance of Agreement. The Purchaser shall have performed all
               ------------------------
of its covenants and obligations under this Agreement.

         4.2   Representations and Warranties Correct. The representations and
               --------------------------------------
warranties of the Purchaser contained in Section 6 of this Agreement shall be true and correct in all material respects when made and shall be deemed repeated at and as of the Closing.


         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
                     ---------------------------------------------
represents and warrants that the following statements are true and correct as of the date hereof, except as expressly qualified or modified herein or on the Disclosure Statement (the "Disclosure Statement") attached hereto as Exhibit C.
                                                                     ---------

         5.1   Organization and Good Standing. The Company is a corporation duly
               ------------------------------
organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into and perform its obligations under this Agreement and to own, lease, license and use its properties and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

         5.2   Capitalization. The authorized capital stock of the Company
               --------------
consists of 20,000,000 shares of common stock, par value $0.01 per share, of which 6,191,663 shares are issued and outstanding, and 2,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the presently issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, free of preemptive or similar rights. At Closing and except as set forth in the Disclosure Statement, there will not be outstanding, nor will the Company be subject to any agreement under which there may become outstanding, any right to purchase, or security convertible into, or exercisable for, or exchangeable for, any capital stock of the Company, including, but not limited to, options, warrants, or rights. Except as set forth in the Disclosure Statement, the Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its securities. Except as set forth herein or in the Disclosure Statement, there are no agreements, understandings, plans or arrangements in existence which pertain to the dividend rights, voting, sale or transfer of any capital stock of the Company.

          5.3  Financial Statements. The financial statements of the Company
               --------------------
attached hereto as Exhibit D (the "Financial Statements") fairly present with
                   ---------
respect to the Company the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such Financial Statements and schedules (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

          5.4  Proceedings. There is no material litigation, arbitration, claim,
               -----------
governmental or other proceeding, or investigation by any governmental authority or agency, pending or, to the Company's knowledge, threatened with respect to the Company or any of its operations, businesses, properties or assets except as described in the Disclosure Statement.

          5.5  No Violation; Compliance.
               ------------------------

               (a) The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company is not in default or breach, or upon the passage of time or the giving of notice or both would not be in default or breach, with respect to any material agreement or instrument to which the Company is a party or by which it or any of its properties is subject, or any statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties except as described in the Disclosure Statement or such as in the aggregate do not now have and could not in the future have a material adverse effect upon the financial position, results of operations, properties, business or prospects of the Company; nor is the Company required to take any action in order to avoid any such breach or default.

               (b) The Company has properly filed all reports and other documents required to be filed with any federal, state, local and foreign government or subdivision or agency thereof with respect to which the failure to file could have a material adverse effect on the Company. The Company has not received any notice not heretofore complied with in all material respects from any federal, state or local authority or any insurance or inspection body that any of its assets or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public authority or body.

          5.6  Authorization. The Company has all requisite power and authority
               -------------
to execute, issue, deliver, and perform its obligations under each of this Agreement, the Note and the Registration Rights Agreement (collectively, the "Documents"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Documents. Each Document has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          5.7  No Consent.
               ----------

               (a) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or any other tribunal is required by the Company in connection with the execution, delivery or performance by the Company of the Documents or the issuance, sale, and delivery of the Note (except such filings and consents as may be required and have been or at the Closing or within the appropriate time thereafter will have been made or obtained under federal and state securities laws).

               (b) Except as described in the Disclosure Statement, no consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery, or performance by the Company of any of the Documents or the issuance, sale, or delivery of the Note.

          5.8  No Conflict. The execution, delivery and performance of this
               -----------
Agreement and the other Documents and the consummation of actions herein and therein contemplated, including the issuance of common stock upon conversion of the Note, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject, the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries.

          5.9  Reservation of Shares. The Company has reserved shares of its
               ---------------------
common stock for issuance upon the conversion of the Note. The shares of common stock issuable upon conversion of the Note have been duly authorized and reserved for issuance and, when delivered upon conversion of the Note, will have been validly issued and fully paid and will be non-assessable and free of preemptive or similar rights.

          5.10 Brokers. No broker's, finder's or similar fees will be payable by
               -------
the Company in connection with the transactions contemplated by this Agreement, except as set forth in the Disclosure Statement.

          5.11 1934 Act Reports. The Company has delivered to the Purchaser
               ----------------
copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1995, and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarters ended March 31, 1996 and June 30, 1996. The Company has filed all of the reports required to be filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The
                     -----------------------------------------------
Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

          6.1  Authorization. The Purchaser has full power and authority to
               -------------
enter into this Agreement and the Registration Rights Agreement, and each such agreement constitutes the Purchaser's valid and binding obligation, enforceable in accordance with its respective terms. Execution of this Agreement by the Purchaser shall not be in contravention of or result in a default of any bylaw, charter, contract, indenture, agreement, judgment, decree, order, law, rule or regulation to which the Purchaser is a party or by which it is bound. The Purchaser is duly authorized to execute this Agreement.

          6.2  Accredited Investor. The Purchaser is an "Accredited Investor" as
               -------------------
that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

          6.3  Access to Information. The Purchaser has received, read carefully
               ---------------------
and is familiar with this Agreement. Respecting the Company, its business, plans and financial condition, the terms of this transaction, and any other matters relating to this transaction: the Purchaser has received all materials which have been requested by the Purchaser; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Purchaser or the Purchaser's representatives have put to it. The Purchaser has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and the Disclosure Statement and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

          6.4  Experience. The Purchaser or its representative has such
               ----------
knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interest of the Purchaser in connection with this transaction, and the Purchaser's investment in the Company hereunder is not material when compared to the Purchaser's total financial capacity.

          6.5  Risks. The Purchaser understands the various risks of an
               -----
investment in the Company as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing the entire investment.

          6.6  No Market. The Purchaser acknowledges that no market for the Note
               ---------
presently exists and none may develop in the future and that the Purchaser may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

          6.7  No Registration. The Purchaser has been advised by the Company
               ---------------
that neither of the Note or the shares of common stock of the Company issuable upon conversion of the Note (collectively, the "Securities") have been registered under the Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that the Purchaser has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Purchaser agrees that no sale, assignment, or transfer of any of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Securities is registered under the Act, it being understood that the Securities are not currently registered for sale and that the Company has no obligation or intention to so register the Securities except as contemplated in the Registration Rights Agreement or (ii) such Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or
(iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. The Purchaser further understands that an opinion of counsel and other documents may be required to transfer the Securities as provided in the Note. The Purchaser acknowledges that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following legend or a substantially similar legend or such other legend as may appear on the forms of Note and such other legends as may be required by state blue sky laws:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned, or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or
          (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned, or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

          6.8  Investment Intent. The Purchaser will acquire the Securities for
               -----------------
the Purchaser's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

          6.9  No Guarantees. It never has been represented, guaranteed or
               -------------
warranted by the Company, any of the officers, directors, shareholders, employees or agents of the Company, or any other persons, whether expressly or by implication, that:

               (a) the Company or the Purchaser will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or the Purchaser's investment in the Company; or

               (b) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Securities or of the Company's activities.

          6.10 No Other Representations. No oral or written representations have
               ------------------------
been made other than as stated herein, and no oral or written information furnished to the Purchaser or the Purchaser's advisor(s) in connection with this transaction were in any way inconsistent with the information stated herein.

          6.11 No Advertisement. The Purchaser is not subscribing for the Note
               ----------------
as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio (and is not aware of the existence of any of the above), or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which the Purchaser had a pre-existing relationship in connection with investments in securities generally.

          6.12 Survival. The Purchaser acknowledges that the representations,
               --------
warranties and agreements made by the Purchaser herein shall survive the execution and delivery of this Agreement and the purchase of the Note.

          6.13 Blue Sky Legends. The Purchaser understands and agrees that
               ----------------
certain legends required by various state securities laws may be placed on certificates representing the Note and shares of stock issued upon conversion of the Note.

          SECTION 7. MISCELLANEOUS.
                     -------------

          7.1  Representations and Agreements to Survive Delivery. All
               --------------------------------------------------
representations, warranties, indemnities and agreements of the Company herein, or in certificates delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser, or by or on behalf of the Company or any of its officers, directors or any controlling persons of the Company, and shall survive delivery of and payment for the Note hereunder.

          7.2  Notices. Except as otherwise specifically provided herein, any
               -------
notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given,
               (i)   if to the Company, at:

                     Silverado Foods, Inc.
                     6846 South Canton, Suite 110
                     Tulsa, Oklahoma  74136
                     Fax:  (918) 491-6290
                     Attention:  President

               (ii)  if to the Purchaser, at:

                     ------------------------

or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.2. Notice to the
                                                     -----------
estate of any party shall be sufficient if addressed to the party as provided in this Section 7.2. Any notice or other communication given by certified mail
     -----------
shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7.2 shall be
                                                           -----------
deemed given at the time of receipt thereof.

          7.3  Agreement Binding on Successors. This Agreement shall be binding
               -------------------------------
upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the permitted successors and assigns of the Purchaser (including permitted transferees of the Securities).

          7.4  Headings. The headings in this Agreement are solely for
               --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          7.5  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6  Governing Law. This Agreement has been negotiated and shall be
               -------------
consummated in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to conflict of laws.

          7.7  Third Parties. This Agreement does not create, and shall not be
               -------------
construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.3).
                                 -----------

          7.8  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable laws, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.9  Transferability. Neither this Agreement, nor any interest of the
               ---------------
Purchaser herein, shall be assignable or transferable by the Purchaser in whole or in part except by operation of law.

          7.10 Entire Agreement. The Documents and the exhibits hereto and
               ----------------
thereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter may be modified only by a written instrument duly executed by the party to be charged.

          7.11 Expenses and Attorneys' Fees. Each of the parties hereto shall
               ----------------------------
bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first above written.

                                                 SILVERADO FOODS, INC.

                                                 By:
                                                 Name:
                                                 Title:

                                                 ------------------------

                                LIST OF EXHIBITS
                                ----------------

          Exhibit A  -  9% Convertible Subordinated Note
          Exhibit B  -  Registration Rights Agreement
          Exhibit C  -  Disclosure Statement
          Exhibit D  -  Financial Statements

                                                                      EXHIBIT A
                                                                      ---------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                             Silverado Foods, Inc.

                       9% Convertible Subordinated Note

$__________       No. _____

                                                    ____________  ___, 1996

         Silverado Foods, Inc., an Oklahoma corporation (the "Company"), for value received, hereby promises to pay to ___________________________________________________, with an address at
__________________________________________________ or registered assigns (the
"Holder"), the principal amount of ______________________________ Dollars
($__________) together with accrued and unpaid interest thereon on the Maturity Date (as defined below). The unpaid principal balance of this Convertible Subordinated Note (this "Note") shall bear interest at the Applicable Rate (as hereinafter defined) (calculated on the basis of a year of 365 or 366 days, as applicable).

         In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

         This Note was issued by the Company pursuant to a certain Note Purchase Agreement dated _____________ ___, 1996 (the "Note Purchase Agreement"), between the Company and the original Holder hereof. This Note is one of a duly authorized series of notes of the Company designated as its "9% Convertible Subordinated Notes," and are referred to hereafter as the "Convertible Notes."

       SECTION 1. DEFINITIONS.
                  -----------
       As used in this Note, the following terms, unless the context otherwise requires, have the following meaning:

       "Applicable Rate" means nine percent (9%) per annum.
        ---------------

       "Business Day" means any day which is not a Saturday or Sunday and is not
        ------------
a day on which banking institutions are generally authorized or obligated to close in Tulsa, Oklahoma.

       "Capital Stock" means with respect to any person any and all shares,
        -------------
interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        ------------

       "Holder" shall have the meaning set forth in the first paragraph (other
        ------
than the legend) of this Note and, if the context requires, any person in whose name a Convertible Note is registered on the Note Register.

       "Indebtedness" means with respect to any person (i) any liability (A) for
        ------------
borrowed money, (B) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or services, or (C) for the payment of rent or other amounts relating to capitalized lease obligations; (ii) any liability of others described in the preceding clause which such person has guaranteed or which is otherwise its legal liability; and (iii) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (i) or (ii); provided, that Indebtedness does not include any obligation incurred in connection with the purchase of assets, materials or services in the ordinary course of business (including, without limitation, trade payables).

       "Issuance Date" means __________  ___, 1996.
        -------------

       "Maturity Date" means __________  ___, 1999.
        -------------

       "Note Register" means a register of the Convertible Notes and of their
        -------------
transfer and exchange.

       "person" means any individual, corporation, partnership, joint venture,
        ------
association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

       "Representative" means the indenture trustee or other trustee, agent or
        --------------
representative for an issue of Senior Indebtedness.

       "Senior Indebtedness" means the principal of, premium, if any, and
        -------------------
interest on the Indebtedness owed to any bank, insurance company or other financial institutions or institutional lenders.

       "subsidiary" of any person means (i) a corporation a majority of whose
        ----------
Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and a subsidiary of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.


       SECTION 2. PAYMENTS; EXCHANGE.
                  ------------------

       2.01 Principal and Interest.  Principal of, and accrued and unpaid
            ----------------------
interest on, this Note shall be due and payable in full on the Maturity Date. Interest on this Note shall accrue from the Issuance Date and shall be payable in arrears on the _____ day of each November, February, May and August during the term hereof. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof. If the Maturity Date or any interest payment date would fall on a day that is not a Business Day, the payment due on the Maturity Date or interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or interest payment date, as the case may be. If the Company shall fail to pay in full any amount required to be paid under this Note, whether principal, interest, or any other amount, or in the event of acceleration of this Note, then, for so long as such amount or any other payment is in arrears, such amount shall bear interest at the rate of 12% per annum, compounded monthly until payment in full of such amount has been made.

       2.02 Optional Redemption.  This Note is subject to redemption at any time
            -------------------
or from time to time, on or after the date hereof, as a whole or in part, at the election of the Company, at a redemption price of 100% of the unpaid principal amount thereof, together with accrued interest to the redemption date. Notice of redemption will be mailed at least 20 but not more than 40 days before the redemption date to the Holder of this Note to be redeemed in accordance with
Section 7.01, at which time the Company's obligation to redeem this Note shall be absolute and unconditional. On and after the redemption date interest will cease to accrue on Notes or portions of them called for redemption.

       2.03 Method of Payment.  Payments of principal and interest on this Note
            -----------------
shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the

Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

       2.04 Waiver of Demand, etc.  The obligations to make the payments
            ---------------------
provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.


       SECTION 3. AFFIRMATIVE COVENANTS.
                  ---------------------

       From and after the Issuance Date, the Company shall comply with the covenants and agreements contained in this Section 3 so long as any amount remains unpaid on this Note. For purposes of this Section 3, the term "Company" shall be deemed to include the Company and all of its subsidiaries.

       3.01 Payment of Notes.  The Company shall duly and punctually pay the
            ----------------
principal of, premium, if any, and interest on this Note at the respective times and in the manner provided herein.

       3.02 Financial Information.
            ---------------------

       (a) The Company will make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets, and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (b) The Company will furnish the following reports to the Holders at the times indicated:

            (i) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flow of the Company for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments and accompanied by the opinion of independent public accountants of recognized national standing, which opinion shall state that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, fairly present the financial condition of the Company as of the date thereof and the period covered thereby, and that the audit by such accountants has been made in accordance with generally accepted auditing standards.

            (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flow of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer of the Company.

       SECTION 4. EVENTS OF DEFAULT.
                  -----------------

       The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

       (a) A default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and continuance of such default for a period of ten days after receipt of notice from the Holder as to such default.

       (b) A default in the performance, or a breach, of any covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

       (c) A default occurs and is continuing (without cure or waiver) under any note, loan agreement, mortgage, indenture or other instrument under which there may be evidenced or secured any Indebtedness of the Company (other than this Note), whether such Indebtedness now exists or shall be created hereafter and (i) such default results from the failure to pay principal of or interest on such Indebtedness when due, whether at maturity, by acceleration or otherwise or (ii) the effect of such default is to cause, or permit the holder or holders of such Indebtedness to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity, or the acceleration of such Indebtedness shall have been declared.

       (d) Any representation, warranty or certification made by the Company in or pursuant to this Note, the Registration Rights Agreement between the Company and the holder and any amendment thereto (the "Registration Rights Agreement"), or the Note Purchase Agreement, shall prove to have been false or misleading as of the date made in any material respect.

       (e) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

       (f) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

       SECTION 5. REMEDIES UPON DEFAULT.
                  ---------------------

       5.01 Acceleration.  Upon the occurrence of an Event of Default referred
            ------------
to in Section 4(f), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default other than one referred to in Section 4(f), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

       5.02 Institution of Actions.  The Holder may institute such actions or
            ----------------------
proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney's fees and expenses.


       SECTION 6. TRANSFER.
                  --------

       6.01 Transfer of Notes.  Any Notes issued upon the transfer of this Note
            -----------------
shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the

Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

       6.02 Acknowledgement.  The Holder acknowledges that he has been advised
            ---------------
by the Company that this Note has not been registered under the Act, that this
Note is being or has been issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Note Purchase Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the
Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register this Note, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or
(iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of this Note and each transferee hereof further agrees that if any sale, assignment or transfer of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.


       SECTION 7. MISCELLANEOUS.
                  -------------

       7.01 Notices.  Any notice or other communication required or permitted to
            -------
be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 6846 South Canton, Suite 110, Tulsa, Oklahoma 74136, Attention: Chief Executive Officer, Fax (918) 491-6290, (ii) if to the Holder, ________________________________________ at its address at _________________
_____________ _____________________________, Fax _______________, or (iii) in
either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.01. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 7.01. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7.01 shall be deemed given at the time of receipt thereof.

       7.02 Replacement Note.  Upon receipt of evidence satisfactory to the
            ----------------
Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

       7.03 No Waiver, etc.  No course of dealing and no delay or omission on
            --------------
the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

       7.04 Waiver and Amendment.
            --------------------

       (a) The Company may amend or supplement this Note with the written consent of the Holder. It shall not be necessary for the consent of the Holder under this Section 7.04 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

       (b) Subject to Section 5.01 and subparagraph (a) above, the Holder by written notice to the Company may waive any past default or Event of Default and its consequences. When a default or Event of Default is waived, it is cured and ceases.

       7.05 Choice of Law.  This Note has been negotiated and consummated in the
            -------------
State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to conflict of laws.

       SECTION 8. SUBORDINATION.

       8.01 Agreement to Subordinate.  The Company agrees, and the Holder by
            ------------------------
accepting this Note agrees, that the indebtedness evidenced by this Note and all of the Convertible Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Senior Indebtedness, and that such subordination is for the benefit of the holders of Senior Indebtedness.

       8.02 Liquidation; Dissolution; Bankruptcy.  Upon any distribution of
            ------------------------------------
cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

       (a) holders of Senior Indebtedness shall be entitled to receive payments in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on this Note; and

       (b) until the Senior Indebtedness is paid in full in cash, any distribution to which Holders would be entitled but for this Section shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Convertible Notes.

       8.03 Default on Senior Indebtedness.  The Company may not pay principal
            ------------------------------
of or interest on the Convertible Notes and may not acquire any Convertible Notes for cash or property other than Capital Stock of the Company if:

       (a) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity, and

       (b) (i) such default is the subject of judicial proceedings or (ii) the Company receives notice of such defaults. If the Company receives any such notice (which may be given only by a Representative or a holder of an issue of Senior Indebtedness that has no Representative), a similar notice received within 365 days thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section.

       The Company may resume payment on the Convertible Notes and may acquire them when:

       (1) such default is cured or waived, or

       (2) 180 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Section otherwise permits the payment or acquisition at that time.

       8.04 Acceleration of Notes.  If payment of the Convertible Notes is
            ---------------------
accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

       8.05 When Distribution Must be Paid Over.  If a distribution is made to
            -----------------------------------
Holders that because of this Section should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

       8.06 Subrogation.  After all Senior Indebtedness is paid in full and
            -----------
until the Convertible Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Section to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

       8.07 Relative Rights.  This Section defines the relative rights of
            ---------------
Holders and holders of Senior Indebtedness.  Nothing in this Note shall:

       (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Convertible Notes in accordance with their terms;

       (b) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or
       (c) prevent any Holder from exercising its available remedies upon a default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

       If the Company fails because of this Section to pay principal of or interest on a Convertible Note on the due date, the failure is still a default.

       8.08 Subordination May Not Be Impaired by Company.  No right of any
            --------------------------------------------
holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Convertible Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Note.

       8.09 Distribution or Notice to Representative.  Whenever a distribution
            ----------------------------------------
is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.


       SECTION 9. CONVERSION.
                  ----------

       9.01 Conversion Privilege; Procedure.  The Holder may convert this Note
            -------------------------------
into Common Stock of the Company at any time before the close of business on the Maturity Date. If this Note is called for redemption, the Holder may convert this Note at any time before the close of business on the redemption date. The initial conversion price is $_____ per share (the "Conversion Price"), subject to adjustment as provided herein. To determine the number of shares of Common Stock issuable upon conversion of this Note (the "Conversion Shares"), divide the principal amount to be converted by the Conversion Price in effect on the conversion date.

       Upon conversion of this Note, all accrued and unpaid interest thereon shall be immediately due and payable in cash .

       To convert, a Holder must (1) complete and sign the conversion notice on the back of this Note, (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and
(4) pay any transfer or similar tax if required. A Holder may convert a portion of this Note if the portion is $1,000 or a whole multiple of $1,000. In the case of any Note which is surrendered for conversion only in part, the Company shall execute and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to the unconverted portion of the principal of the Note so surrendered.

       If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered to the Company on the next succeeding day that is a Business Day.

       9.02 Reservation of Common Stock; Registration Rights.
            ------------------------------------------------
       (a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon conversion of Convertible Notes, upon receipt by the Company of the Note surrendered for conversion, shall be validly issued, fully paid, non assessable, and free of preemptive rights.

       (b) The shares of Common Stock issued upon conversion of this Note shall be entitled to the registration rights contained in the Registration Rights Agreement.

       9.03 Adjustment for Change in Capital Stock.  In case the Company shall
            --------------------------------------
at any time after the Issuance Date (i) pay a dividend or make a distribution on the outstanding Common Stock payable in shares of Common Stock or other shares of its Capital Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price, and the number of Conversion Shares issuable upon conversion of this Note, in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

       9.04 When Adjustment May Be Deferred.  No adjustment in the Conversion
            -------------------------------
Price shall be required if such adjustment is less than $.05; provided, however,
                                                              --------  -------
that any adjustments which by reason of this Section 9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       9.05 Adjustment on a Record Date.  In any case in which this Section 9
            ---------------------------
shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder converted this Note after such record date, the shares of Common Stock, if any, issuable upon such conversion over and above the shares of Common Stock, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a
            --------  -------
due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

       9.06 Notice of Adjustment.  Whenever there shall be an adjustment as
            --------------------
provided in this Section 9, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Note Register, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares purchasable upon the conversion of this Note and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

       9.07 Fractional Shares.  The Company shall not be required to issue
            -----------------
fractions of shares of Common Stock or other capital stock of the Company upon the conversion of this Note. If any fraction of a share would be issuable on the conversion of this Note (or specified portions thereof), the Company will deliver its check for the value of the fractional share. The value of the fractional share is determined as follows: multiply the Conversion Price in effect on the date of conversion of this Note by the fraction. Round the result to the nearest cent.

       9.08 Consolidation; Merger; Reclassification.
            ---------------------------------------

       (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 9.

       (b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 9.03 above.

       (c) The above provisions of this Section 9.08 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

       9.09 Notice of Certain Transactions.  In case at any time the Company
            ------------------------------
shall propose

       (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock;

       (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

       (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 9.08; or

       (d) to effect any liquidation, dissolution, or winding-up of the Company; or

       (e) to take any other action which would cause an adjustment to the Conversion Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Note Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

       9.10 Taxes.  The issuance of any shares or other securities upon the
            -----
exercise of this Note, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

       IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                      SILVERADO FOODS, INC.


                                      By:
                                      Name:
                                      Title:

                              Election to Convert


To Silverado Foods, Inc.:

       The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into shares of Common Stock of Silverado Foods, Inc. in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:  _______________


Principal Amount of Note
to be converted ($1,000 or an
integral multiple thereof):




                                      Signature (for conversion only)

                                      If shares of Common Stock are to be issued
                                    and registered otherwise than to the
                                    registered Holder named above, please print or typewrite name and address, including zip code, and social security or other taxpayer identification number.

Signature Guarantee (if shares of Common Stock are to be issued and registered otherwise than to the registered Holder):





                                   ASSIGNMENT
                                   ----------


       For value received, the undersigned owner hereby sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

[Please print or typewrite name and address including zip code of assignee.]



this Note and does not hereby irrevocably constitute and appoint
____________________ Attorney to transfer this Note on the books of the Company with full power of substitution in the premises.



Dated:                           Signed:



Signature Guarantee

EXHIBIT B
---------

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement is made as of the _____ day of __________, 1996, by and among Silverado Foods, Inc., an Oklahoma corporation (the "Company"), and the persons whose signatures appear on the execution pages of this Agreement under the heading "Purchasers" (the "Purchasers").

         WHEREAS, the Purchasers are purchasing 9% Convertible Subordinated Notes of the Company (as such notes may be amended or supplemented hereby, the "Convertible Notes") pursuant to several Note Purchase Agreements between the Purchasers and the Company dated on or about the date hereof (the "Purchase Agreements");

         WHEREAS, the Convertible Notes are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the Purchasers with the registration rights set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Demand Registrations by the Purchasers.
                  --------------------------------------

                  (a) Requests for Registration. At any time beginning after the
                      -------------------------
         date hereof and ending (subject to Section 7 hereof) on the date five years from the date hereof, subject to the terms and conditions hereof, the Purchasers may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities (as hereinafter defined) on Form S-3. The term "Registrable Securities" means (i) any Common Stock issued or issuable to the Purchasers upon conversion of the Convertible Notes, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any registration requested pursuant to this paragraph 1(a) is referred to herein as a "Demand Registration." The Company shall use its best efforts to be eligible to use Form S-3. In the event the Company is not eligible to use Form S-3 at any time at which the Purchasers request a Demand Registration, the period during which the Purchasers may request a Demand Registration shall be extended by a period of time equal to the amount of time between the time of said request for a Demand Registration and the time at which the Company again becomes eligible to use Form S-3.

                  (b) Demand Registration. The Purchasers will be entitled to
                      -------------------
         require one Demand Registration in which the Company will pay all Registration Expenses (as hereinafter defined). A registration will not count as the permitted Demand Registration until it has become effective (unless such registration has not become effective due solely to the fault of the Purchasers); provided that in any event the

         Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration. Requests for a Demand Registration may be initiated by the holders of no less than 51% of the Registrable Securities. The Purchasers collectively shall be entitled to only one Demand Registration, and any holder of Registrable Securities who does not request inclusion in a Demand Registration shall be deemed to have waived its right to participate in such Demand Registration. A Purchaser shall not be entitled to registration under this Agreement until after such Purchaser has converted its Convertible Notes.

                  (c) Selection of Underwriters and Registration Form. The
                      -----------------------------------------------
         Company will have the right to select the investment banker(s) and manager(s), if any, to administer any offering relating hereto and the form of registration statement utilized for such registration.

         2.       Piggyback Registrations.
                  -----------------------

                  (a) Right to Piggyback. Whenever the Company proposes to
                      ------------------
         register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to subparagraphs (c) and (d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The registration rights granted pursuant to this Section 2 shall terminate on the date five years from the date hereof (subject to Section 7 hereof).

                  (b) Piggyback Expenses. The Registration Expenses of any
                      ------------------
         Piggyback Registration under this Paragraph 2 will be paid in accordance with Section 4(a) hereof.

                  (c) Priority on Primary Registrations. If a Piggyback
                      ---------------------------------
         Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, such number of Registrable Securities requested to be included therein, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

                  (d) Priority on Secondary Registrations. If a Piggyback
                      -----------------------------------
         Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than the holders of Registrable Securities), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, such number of securities initially requested to be included therein by the holders thereof, (ii) second, any securities the Company proposes to sell, and (iii) third, such number of Registrable Securities requested to be included therein, pro rata among the holders thereof on the basis of the number of shares owned by such holders.

                  (e) Other Registrations. If the Company has previously filed a
                      -------------------
         registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not be obligated to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         3.       Registration Procedures. Whenever the Purchasers have
                  -----------------------
requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Purchasers set forth in such registration statement; provided, notwithstanding the foregoing, the Company shall not be required to keep the registration statement effective if in the written opinion of the Company's counsel addressed to the Purchasers, the Registrable Securities may be sold by the Purchasers without registration or restriction pursuant to Rule 144(k) under the Act or otherwise.

                  (c) furnish to the Purchasers such number of copies of each registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Purchasers may reasonably request in order to facilitate the disposition of the Registrable Shares owned by the Purchasers;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Purchasers reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction); and

                  (e) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         4.       Registration Expenses.
                  ---------------------
                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons (as used herein, "Person" shall be deemed to refer to individuals or entities, as appropriate) retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are registered.

                  (b) To the extent expenses relating to a registration hereunder are not required to be paid by the Company, the Purchasers will pay those expenses allocable to the registration of the Purchasers' securities so included. Without limiting the foregoing, the Purchasers shall pay all fees and disbursements of its own counsel and advisers, all marketing and road show expenses, all stock transfer fees or expenses and all brokerage discounts, commissions and fees.

          5.   Purchasers' Covenants. The Purchasers covenant and agree with
               ---------------------
               the Company that:

               (a) The Purchasers will cooperate with the Company in connection with the preparation of any registration statement relating to a registration of the Registrable Securities pursuant to this Agreement, and for so long as the Company is obligated to keep the registration statement effective, the Purchasers will provide the Company, in writing, for use in the registration statement, all information regarding the Purchasers and such other information as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities and to maintain the effectiveness thereof.

               (b) The Purchasers shall not take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

               (c) At least 10 days prior to any distribution of the Registrable Securities, the Purchasers will advise the Company in writing of the dates on which the distribution will commence and terminate, the number of shares to be sold, the name of any agent or broker-dealer to or through whom such distribution is being made, the selling commission or other compensation to such agent or broker-dealer and the number of shares of Common Stock that will be owned beneficially by the selling Purchaser after giving effect to such sale.

               (d) Upon notice from the Company that it requires the suspension of the distribution of any of the Registrable Securities pursuant to the provisions of Section 6, then the Purchasers shall cease distributing the Registrable Securities until such time as the Company notifies the Purchasers that distribution of the Registrable Securities may recommence.

               (e) The Purchasers shall not sell, transfer or dispose of any of the Registrable Securities, or enter into any agreements or understandings with third parties respecting the sale, transfer or disposition of any of the Registrable Securities, except as described in the section of the prospectus entitled "Plan of Distribution" so long as the Company maintains the effectiveness of the registration statement.

         6.    Suspension of the Distribution of the Registrable Securities.
               ------------------------------------------------------------

               (a) If the Company determines in good faith that the distribution of any of the Registrable Securities would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and promptly gives the Purchasers written notice of such determination, the Company shall be entitled to require the Purchasers to suspend its distribution of the Registrable Securities for a reasonable period of time which, for purposes of this
         Section 6(a), shall
         not exceed 90 days. Such written notice shall contain a general statement of the reasons for such suspension and an estimate of the anticipated period of suspension, and the Company shall promptly notify the Purchasers of the expiration or earlier termination of such suspension.

             (b) If the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Act, an employee stock option, stock purchase, dividend reinvestment or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Act with respect to the Company's Common Stock, and the Company reasonably determines (in the case of a non-underwritten offering) or the managing underwriter or underwriters advise the Company (in the case of an underwritten offering) that a sale or distribution of the Registrable Securities would adversely affect such offering, then upon written notice by the Company, the Purchasers shall, to the extent not inconsistent with applicable law, suspend the distribution of any of the Registrable Securities or any sale of the Registrable Securities pursuant to Rule 144 under the Act during the 10-day period prior to and the 90-day period following the effective date of such registration statement, with such 90-day period being subject to early termination by the Company with the approval of the managing underwriter or underwriters. Without limiting the rights of the Company under Section 6(a), during any suspension period initiated pursuant to this Section 6(b), the Company shall not file or cause to become effective an additional registration statement of the type for which it would be entitled to suspend the distribution of the Registrable Securities pursuant to this Section 6(b).

         7.  Termination of Registration Rights. The registration rights granted
             ----------------------------------
pursuant to Sections 1 and 2 of this Agreement shall terminate (if not previously terminated by the passage of the time periods described in said sections) as to each holder of Registrable Securities at such time as all Registrable Securities of such holder may, in the written opinion of counsel to the Company addressed to such holder, be sold within a three month period pursuant to Rule 144 or other applicable exemption.

         8.  Indemnification.
             ---------------

             (a) The Company agrees to indemnify, to the extent permitted by law, the Purchasers, and their officers and directors against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar furnished in writing to the Company by the Purchasers expressly for use therein or by such the Purchasers' failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Purchasers.

                  (b) In connection with any registration statement in which the Purchasers are participating, the Purchasers will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         9.       Miscellaneous.
                  -------------

                  (a) Notices. All notices, requests, and demands required or
                      -------
         permitted to be given pursuant to this Agreement shall be in writing and must be given to or made upon the respective parties hereto either by hand delivery or by registered or certified mail, return receipt requested, or by telegraph, charges prepaid, addressed as follows:

     If to the Company:    Silverado Foods, Inc.
                           6846 South Canton, Suite 110
                           Tulsa, Oklahoma 74136
                           Attention: Lawrence D. Field, Chief Executive Officer

     If to the Purchasers, to their addresses set forth in the Purchase Agreements.

Any party may change its address by notice to the other parties given in like fashion. Any notice so duly sent by mail by one party to another shall be deemed given two (2) days after deposit in a proper governmental mailing facility. Any notice sent by telegraph shall be deemed given on the day such notice is delivered to the telegraph company, charges prepaid.

     (b) Descriptive Headings. The descriptive headings herein have been
         --------------------
inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     (c) Governing Law. This Agreement is made under and shall be governed by
         -------------
and interpreted in accordance with the laws of the State of Oklahoma.

     (d) Amendment and Waivers. Except as otherwise provided herein, the
         ---------------------
provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority-in-interest of the Registrable Securities.

     (e) Assignment; Successors and Assigns. This Agreement shall be binding
         ----------------------------------
upon, and inure to the benefit of, the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the Purchasers without the prior written consent of the Company. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     (f) Severability. Any provision of this Agreement which is prohibited or
         ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (g) Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) Construction. The parties have participated jointly in the
                      ------------
         negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement. Any reference in this Agreement to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                               SILVERADO FOODS, INC.



                                               By:
                                               Name:
                                               Title:

                                               PURCHASERS:


                                               ------


-----------------------------------------------------


-----------------------------------------------------


-----------------------------------------------------

EXHIBIT C
---------

                             DISCLOSURE STATEMENT

         Except as otherwise set forth herein or unless the context requires otherwise, capitalized terms used below shall have the meanings ascribed to them in the Note Purchase Agreement to which this Disclosure Statement is attached.

5.2      Capitalization
         --------------

         (1) The Company has established the Silverado Foods, Inc. 1994 Stock Option Plan (the "1994 Plan"). The total number of shares of Common Stock available for issuance under the 1994 Plan is 500,000 shares. Pursuant to the 1994 Plan, there are currently options for the purchase of 100,000 shares of Common Stock outstanding. Of such options, only options for the purchase of 10,000 shares of Common Stock are vested.

         (2) In addition to the options under the 1994 Plan, there are presently outstanding options and warrants for the purchase of 538,380 shares of Common Stock.

         (3) Pursuant to the Asset Purchase Agreement dated December 15, 1995 (the "Marveloaf Purchase Agreement"), among the Company, The Marveloaf Corp. and David J. McElroy, the Company has agreed to issue to the seller shares of Common Stock having a total market value of up to $1,950,000 in the event certain target sales levels are achieved during 1996 and 1997. The market value of the Common Stock for the purpose of the calculation of the number of shares to be issued will be limited to a maximum of $4.00 per share.

         (4) The Amended and Restated Registration Rights Agreement dated August 18, 1993, as amended, among the Company, certain of its shareholders, and certain holders of rights with respect to the stock, grants certain demand and piggyback registration rights to such shareholders and holders of rights.

         (5) Pursuant to the Asset Purchase Agreement dated June 2, 1994 (the "Mom's Purchase Agreement"), among the Company, Mom's Best Cookies, Inc. and J. Wayne Jones, certain registration rights were granted to the seller with respect to the shares of Common Stock issuable by the Company in connection with such transaction.

         (6) Pursuant to the Marveloaf Purchase Agreement, certain registration rights were granted to the seller with respect to the shares of Common Stock issuable by the Company in connection with such transaction.

         (7) Certain registration rights are attached to the warrant which was issued to Commonwealth Associates in connection with the Company's initial public offering.

         (8) Pursuant to the Underwriting Agreement dated August 4, 1994, between the Company and Commonwealth Associates, the Company agreed to use its best efforts to cause a representative of Commonwealth Associates to be elected to the Company's Board of Directors.

         (9) The Company's credit facility with Liberty Bank and Trust Company of Tulsa, N.A. includes certain restrictions on the Company, including a restriction on the Company's ability to declare or pay cash dividends.

         (10) Pursuant to the Mom's Purchase Agreement, the Company is currently obligated to issue 62,571 shares of Common Stock to Mom's Best Cookies, Inc.

         (11) The Company is currently negotiating with Nonni's Inc. ("Nonni's") for the termination of certain royalty obligations. In connection therewith, it is contemplated that the Company would issue to the shareholders of Nonni's 700,000 shares of Common Stock, and that the Company would issue additional shares if the market price of the Company's Common Stock is less than $4.00 per share as of April 1, 1997. In addition, it is contemplated that the Company would issue an additional 200,000 shares of Common Stock to the shareholders of Nonni's if sales of the royalty products exceeds $10,000,000 in 1996 or 1997. Certain registration rights are to be granted to the Nonni's shareholders in connection with such matter.

5.4      Proceedings
         -----------

         The Company is a party to a California worker's compensation proceeding which is not expected to have a material adverse effect on the Company's financial condition.

5.5      No Violation; Compliance
         ------------------------

         The Company has received notice of non-payment with respect to a promissory note owed to The New York Bagel Factory of Santa Barbara in the principal amount of $350,000.

5.7      No Consent
         ----------

         The Company is required to obtain the consent of Liberty Bank and Trust Company of Tulsa, N.A. to the transactions contemplated by the Note Purchase Agreement, in accordance with the terms of the Company's credit facility with such bank.

5.10     Brokers
         -------

         The Company has engaged Growth Capital Partners in connection with certain matters, and the Company will be responsible for any fees owing to Growth Capital Partners in connection therewith.